                                 STEPAN COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 29, 1994
                                  AT 9:00 A.M.

To the Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders of STEPAN COMPANY will be held at the Company's Administrative and Research Center at Edens Expressway and Winnetka Road, Northfield, Illinois, on Friday, April 29, 1994, at 9:00 a.m., for the following purposes:

  1. To elect two Directors to the Board.

  2. To ratify the appointment of Arthur Andersen & Co. as independent auditors for the Company for 1994.

  3. To transact such other business as may properly come before the meeting.

  The Board of Directors has designated the close of business on March 1, 1994, as the record date for determining holders of 5 1/2% Convertible Preferred Stock and Common Stock entitled to notice of and to vote at the meeting.

  A copy of the Company's Annual Report for the year 1993 is enclosed with this notice.

                                          By Order of the Board of Directors

                                             JEFFREY W. BARTLETT
                                                  Secretary

Northfield, Illinois
March 29, 1994

  THE BOARD OF DIRECTORS OF THE COMPANY EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU PLAN TO ATTEND THE MEETING, IT WILL BE NECESSARY TO OBTAIN AN ADMISSION CARD AND A REQUEST FORM IS ALSO ENCLOSED. AN ADMISSION CARD WILL BE ISSUED UPON REQUEST IN THE NAME OF EACH STOCKHOLDER OF RECORD. EACH ADMISSION CARD IS VALID ONLY FOR THE ADMISSION OF THE STOCKHOLDER OF RECORD OR BONA FIDE BENEFICIAL OWNER OR A DESIGNATED PROXY. BONA FIDE BENEFICIAL OWNERS OF SHARES THAT ARE REGISTERED IN THE NAME OF A BROKER OR OTHER NOMINEE SHOULD BRING PROOF OF BENEFICIAL OWNERSHIP. NO OTHER PERSONS WILL BE ADMITTED TO THE ANNUAL MEETING OF STOCKHOLDERS.

                                                                  March 29, 1994

                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

                                 STEPAN COMPANY
                       EDENS EXPRESSWAY AND WINNETKA ROAD
                           NORTHFIELD, ILLINOIS 60093

                   TO BE HELD AT 9:00 A.M. ON APRIL 29, 1994

  The enclosed proxy is solicited by the Board of Directors of the Company and the entire expense of solicitation will be borne by the Company. Such solicitation is being made by mail and the Company may also use its Officers and its regular employees to solicit proxies from stockholders personally or by telephone or letter. Arrangements will be made with the brokers, custodians, nominees, or other fiduciaries who so request for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in that connection.

  At the close of business on March 1, 1994, the record date for the meeting, there were 790,984 shares of 5 1/2% Convertible Preferred Stock ("Preferred Stock") outstanding, each share of which is convertible into .57087 shares of Common Stock and is entitled to .57087 votes on each matter to be voted on at the meeting, and there were 4,953,266 shares of Common Stock outstanding, each share of which is entitled to one vote on each matter to be voted on at the meeting.

  This proxy statement and proxy are being sent or given to stockholders commencing on March 29, 1994. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to the voting of the proxy.

                             PRINCIPAL STOCKHOLDERS

  As of March 1, 1994, the only persons known to the Company to beneficially own more than five percent of the Company's Common Stock were the following:

                          NUMBER OF SHARES OF COMMON
                              STOCK BENEFICIALLY
                                 OWNED(2)(9)
                         -----------------------------------------
                           VOTING AND
                           INVESTMENT                              PERCENTAGE OF
                              POWER                                 OUTSTANDING
                         -------------------------                   SHARES OF
        NAME(1)           SOLE             SHARED     TOTAL SHARES COMMON STOCK
        -------          -------           -------    ------------ -------------
F. Quinn Stepan(4)...... 795,265(6)(7)(10) 330,611(3)  1,125,876       20.8%
Paul H. Stepan(4)....... 132,462           330,611(3)    463,073        8.5%
Plan Committee for
 Stepan Company
 Qualified Plans........ 395,480(5)(8)                   395,480        7.3%
Mary Louise Stepan(4)... 286,887                         286,887        5.3%

  As of March 1, 1994, the only persons known to the Company to beneficially own more than five percent of the Company's Preferred Stock were the following:

                                 NUMBER OF SHARES OF
                                      PREFERRED
                                 STOCK BENEFICIALLY
                                      OWNED(2)
                               --------------------------------
                                 VOTING AND
                                 INVESTMENT                      PERCENTAGE OF
                                    POWER                         OUTSTANDING
                               ---------------------     TOTAL     SHARES OF
           NAME(1)              SOLE         SHARED     SHARES  PREFERRED STOCK
           -------             -------       -------    ------- ---------------
F. Quinn Stepan(4)............               166,480(3) 166,480      21.0%
Paul H. Stepan(4)............. 159,616       166,480(3) 326,096      41.2%
Plan Committee for Stepan
 Company Qualified Plans......  96,728(5)(8)             96,728      12.2%
Mary Louise Stepan(4).........  76,872                   76,872       9.7%
Mary Louise Wehman(4).........  76,872                   76,872       9.7%
John Stepan(4)................  76,872                   76,872       9.7%

- - --------
 (1) The address of all persons named is Stepan Company, Edens Expressway and Winnetka Road, Northfield, Illinois 60093.
 (2) Represents number of shares beneficially owned as of March 1, 1994. Number of shares owned includes shares held by the spouses of F. Quinn Stepan, Paul H. Stepan and Mary Louise Wehman and shares held by the persons listed in the table, as trustee or custodian for the benefit of minor children where the trustee or custodian has voting or investment power.
 (3) F. Quinn Stepan and Paul H. Stepan are managing partners of a family-owned limited partnership which is the sole general partner in another family-owned limited partnership which owns 235,572 shares of Common Stock and 166,480 shares of Preferred Stock. The shares owned by the partnership are included in the tables for both F. Quinn Stepan and Paul H. Stepan.
 (4) Mary Louise Stepan is the mother of F. Quinn Stepan, Paul H. Stepan, John Stepan and Mary Louise Wehman.
 (5) The members of the Plan Committee are J. A. Hartlage, W. J. Klein and C.
     O. Gardiner, all of whom are employees of the Company.
 (6) Includes 1,819 shares of Common Stock allocated to F. Quinn Stepan under the Employee Stock Ownership Plan.
 (7) Includes 160,620 shares which F. Quinn Stepan has the right to acquire under a stock option plan.
 (8) On February 22, 1994, the Company received a 13G filing from the Harris Bancorp Inc., which is the parent company of the Trustee (Harris Trust and Savings Bank) for the Company's Employee Stock Ownership Plan and Trust for Qualified Plans. Harris Bancorp Inc. and its subsidiary expressly deny any beneficial ownership in the securities of these Plans.
 (9) Includes the number of shares of Common Stock which the specified person has the right to acquire by conversion of Preferred Stock beneficially owned by such person.
(10) Includes 93,511 shares of Common Stock credited to F. Quinn Stepan's stock account under the 1992 Management Incentive Plan. Under the 1992 Management Incentive Plan, amounts credited to an employee's stock account at termination of his employment may be paid in Common Stock at the employee's election.

REPORTS OF BENEFICIAL OWNERSHIP

  Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors, and persons who own more than 10 percent of the Company's Common Stock or Preferred Stock, to file reports of beneficial ownership and changes in beneficial ownership of the Common Stock or Preferred Stock with the Securities and Exchange Commission, the American Stock Exchange, the Chicago Stock Exchange and the Company. Based solely upon a review of the copies of such forms received by it during or with respect to its most recent fiscal year, or written representations from certain reporting persons, the Company believes that Mark S. Barg and Charles W. Given each filed one late report of one transaction.

                             ELECTION OF DIRECTORS

  The persons named in the enclosed Proxy will vote for the election of the nominees named below as Directors of the Company to hold office until the Annual Stockholders' Meeting to be held in 1997.

  Under the Company's Certificate of Incorporation and Bylaws, Directors are elected by the vote of holders of Preferred Stock and Common Stock present in person or represented by proxy at the meeting and entitled to vote in the election, voting together as a single class, representing a majority of both the votes cast and the number of shares present or represented at the meeting. The outcome of the election will not be affected by shares that withhold authority to vote in the election, however, an abstention will have the effect of a vote against the nominees named below.

  In the event any one or more of such nominees shall be unable to serve as Director, votes will be cast, pursuant to the authority granted in the enclosed Proxy, for such person or persons as may be designated by the Board of Directors. The Board of Directors at this time is not aware of any nominee who is or will be unable to serve as Director, if elected.

NOMINEES FOR DIRECTOR

  The following table sets forth certain information about nominees for
Director:

                                                                         NUMBER AND PERCENT
                              PRINCIPAL OCCUPATION AND         YEAR OF           OF
                             BUSINESS EXPERIENCE DURING         FIRST     SHARES OF COMMON
                             THE PAST FIVE YEARS, OTHER      ELECTION AS STOCK BENEFICIALLY
    NAME OF NOMINEE             DIRECTORSHIPS AND AGE         DIRECTOR        OWNED(1)
    ---------------      ----------------------------------  ----------- ----------------------
Robert D. Cadieux....... From 1993 to present, President        1992         1,713(2)     *
                          and Chief Executive Officer of
                          Air Liquide America Corporation,
                          a manufacturer of industrial
                          gases. From 1991 to 1993,
                          Executive Vice President of Amoco
                          Corporation. From 1983 to 1991,
                          President of Amoco Chemical
                          Company.
                          Age--56
Paul H. Stepan.......... Executive Director, Mesirow            1977       463,073(2)   8.5%
                          Financial, an investment banking                        (3)
                          operation, 1993 to present. Vice                        (4)
                          Chairman, Hostmark Management
                          Company from November 1993 to
                          present. President, Merchant
                          Banking, Mesirow Capital Markets,
                          an investment banking operation,
                          from January 1990 to 1993.
                          President and director of Paul
                          Stepan & Associates, Inc., a real
                          estate development firm, since
                          June 1985. General Partner of
                          Stepan Venture which is involved
                          in various venture capital
                          investments. Formerly a member of
                          the Executive Committee of the
                          Chicago Hotel Venture which owns
                          the Hyatt Regency Chicago Hotel.
                          Age--50

*Less than one percent of outstanding shares.
- - --------
(1) Represents number of shares beneficially owned as of March 1, 1994. Number of shares includes shares owned by the spouse of a Director and shares held by a Director or their spouse as trustee or custodian for the benefit of minor children where the trustee or custodian has voting or investment power.
(2) Includes 713 shares that such Director has the right to acquire under a stock option plan.
(3) See Note (3) to tables under Principal Stockholders.
(4) See Note (9) to tables under Principal Stockholders.

DIRECTORS WHOSE TERMS CONTINUE

  The following table sets forth certain information about those Directors who are not up for reelection as their term of office does not expire this year:

                                                                                NUMBER AND
                                                             YEAR OF            PERCENT OF
                              PRINCIPAL OCCUPATION AND        FIRST             SHARES OF
                             BUSINESS EXPERIENCE DURING      ELECTION          COMMON STOCK
                             THE PAST FIVE YEARS, OTHER         AS     TERM    BENEFICIALLY
NAME OF DIRECTOR                DIRECTORSHIPS AND AGE        DIRECTOR EXPIRES    OWNED(1)
- - ----------------         ----------------------------------  -------- ------- --------------
James J. Gavin, Jr...... Vice Chairman of Borg-Warner          1980    1995    21,113(9)   *
                          Corporation from January 1985                             (10)
                          until his retirement in August
                          1987. Previously, Senior Vice
                          President, Finance of Borg-Warner
                          Corporation, a diversified
                          manufacturer of chemicals and
                          plastics, air conditioning,
                          industrial products and
                          transportation equipment, and
                          previously provided financial and
                          protective services.
                         Director: Service Corporation
                          International, a funeral
                          service/cemetery company; BWIP
                          International, a supplier of
                          advanced technology fluid
                          transfer and control equipment,
                          systems and services; and Huntco
                          Inc., an intermediate steel
                          processor.
                         Trustee: Benchmark Money Market &
                          Tax Exempt Funds, which is
                          advised by The Northern Trust
                          Company and distributed by
                          Goldman, Sachs & Co.
                          Age--71
Thomas F. Grojean....... Chairman, Chief Executive Officer     1977    1996     4,713(9)   *
                          and sole owner of Schanno
                          Transportation, Inc. since
                          September 1989. Chairman and
                          Chief Executive Officer of
                          Ellsworth Freight Lines, Inc.,
                          since July 1986. Chairman and
                          Chief Executive Officer of
                          Greenfield Transport Co., Inc.
                          since May 1985. All firms are
                          nationwide truckload freight
                          carriers.
                          Age--55

                                                             YEAR OF             NUMBER AND
                              PRINCIPAL OCCUPATION AND        FIRST           PERCENT OF SHARES
                             BUSINESS EXPERIENCE DURING      ELECTION          OF COMMON STOCK
                             THE PAST FIVE YEARS, OTHER         AS     TERM     BENEFICIALLY
NAME OF DIRECTOR                DIRECTORSHIPS AND AGE        DIRECTOR EXPIRES      OWNED(1)
- - ----------------         ----------------------------------  -------- ------- -----------------
James A. Hartlage....... Senior Vice President-Technology      1984    1996     237,020(6)  4.3%
                          of the Company; Vice President-                              (7)
                          Technology of the Company from                               (8)
                          1980 to 1992.
                          Age--56
F. Quinn Stepan......... Chairman and Chief Executive          1967    1995   1,125,876(2) 20.8%
                          Officer of the Company since                                 (3)
                          November 1984. President and                                 (4)
                          Chief Operating Officer of the                               (5)
                          Company since 1973.
                          Age--56

*Less than one percent of outstanding shares
- - --------
 (1) See Note (1) to tables under Nominees for Director.
 (2) See Note (3) to tables under Principal Stockholders.
 (3) See Note (6) to tables under Principal Stockholders.
 (4) See Note (7) to tables under Principal Stockholders.
 (5) See Note (10) to tables under Principal Stockholders.
 (6) Includes all shares deemed beneficially owned by the Plan Committee, of which J.A. Hartlage is a member. The Plan Committee selects the investment manager of the Stepan Company Trust for Qualified Plans under the terms of a Trust Agreement dated July 1, 1985, with the Harris Trust and Savings Bank. See Principal Stockholders.
 (7) Includes 16,800 shares of Common Stock which J.A. Hartlage has the right to acquire under a stock option plan, 1,177 shares allocated to J.A. Hartlage under the Employee Stock Ownership Plan, and 754 shares credited to J.A. Hartlage's stock account under the 1992 Management Incentive Plan.
 (8) See Note (5) to tables under Principal Stockholders.
 (9) Includes 713 shares that such Director has the right to acquire under a stock option plan.
(10) Includes 10,400 shares owned by The James and Zita Gavin Foundation, a charitable foundation, of which Mr. Gavin is the President.

OWNERSHIP OF PREFERRED STOCK AND COMMON STOCK BY DIRECTORS AND OFFICERS

  The following table sets forth as of the close of business on March 1, 1994, the Common Stock ownership of those Officers listed in the Compensation Table who are not Directors and the Common Stock beneficially owned by Directors and Officers as a group on such date:

                                                                NUMBER AND
                                                                PERCENT OF
                                                                SHARES OF
                                                               COMMON STOCK
                                                               BENEFICIALLY
      NAME                                                       OWNED(1)
      ----                                                    -----------------
      Charles P. Riley, Jr...................................    40,169(2)    *
      Mark S. Barg...........................................    14,712(3)    *
      Charles W. Given.......................................    18,976(4)    *
      All Directors and Officers(5).......................... 1,758,341    32.5%

*Less than one percent of outstanding shares.
- - --------
(1) Number of shares for each Officer (and Directors and Officers as a group) includes (a) shares owned by the spouse of the Director or Officer and shares held by the Director or Officer or his spouse as trustee or custodian for the benefit of minor children where the trustee has voting or investment power and (b) shares of Common Stock which may be acquired within 60 days through the exercise of stock options or conversion of Preferred Stock.

(2) Includes 1,137 shares allocated to Charles P. Riley, Jr. under the Employee Stock Ownership Plan and 8,000 shares that Charles P. Riley, Jr. has the right to acquire under a stock option plan.
(3) Includes 520 shares allocated to Mark S. Barg under the Employee Stock Ownership Plan and 11,500 shares that Mark S. Barg has the right to acquire under a stock option plan.
(4) Includes 841 shares allocated to Charles W. Given under the Employee Stock Ownership Plan and 14,450 shares that Charles W. Given has the right to acquire under a stock option plan.
(5) As of March 1, 1994, all Directors and Officers as a group beneficially owned 334,528 shares of Preferred Stock, which represented 42.3% of the outstanding Preferred Stock and were convertible into 190,972 shares (3.5%) of Common Stock. As of March 1, 1994, Company-employed Directors and Officers as a group had the right to acquire 278,622 shares of Common Stock under stock options exercisable within 60 days, 9,036 shares of Common Stock were allocated to Company-employed Directors and Officers under the Employee Stock Ownership Plan, and 95,357 shares of Common Stock were credited to stock accounts of Company-employed Directors and Officers under the 1992 Management Incentive Plan.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  There were four regular meetings of the Board of Directors during 1993. During 1993, none of the Directors attended fewer than 75 percent of the total number of meetings of the Board of Directors and meetings of committees of the Board of Directors of which such Director was a member.

  The Board of Directors has an Audit Committee which held two meetings in 1993. The functions of the Audit Committee include annual consideration of the selection of independent auditors, meeting with the auditors before the year-end audit to review the proposed scope of work of the audit, meeting with the auditors at the completion of the year-end audit to review the results of the audit, review of the auditors' memorandum setting forth findings and suggestions regarding internal control, financial policies and procedures and management's response thereto, review of the internal audit program of the Company and review of unusual or significant financial transactions. The members of the Audit Committee are Messrs. Cadieux, Gavin and Grojean.

  The Board of Directors has a Compensation Committee which held two meetings in 1993. The functions of the Compensation Committee include reviewing the salaries of the Officers of the Company each year, adjusting them as appropriate, approving all management incentive awards and approving proposals for granting of stock options. The members of the Compensation Committee are Messrs. Cadieux, Gavin, Grojean and P. Stepan.

  The Board of Directors has no Nominating Committee.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth a summary of the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company for the years indicated.

                                       ANNUAL        LONG TERM
                                    COMPENSATION    COMPENSATION
                                  ----------------- ------------
         NAME AND                                    AWARDS OF      ALL OTHER
    PRINCIPAL POSITION       YEAR  SALARY   BONUS     OPTIONS    COMPENSATION(1)
    ------------------       ---- -------- -------- ------------ ---------------
F. Quinn Stepan............  1993 $386,000 $      0         -0-      $12,230
 Chairman,                   1992  372,000  196,950  35,000 shs       14,470
 President and CEO           1991  354,000   68,300         -0-

James A. Hartlage..........  1993 $186,000 $ 23,250         -0-      $ 9,301
 Senior Vice President--     1992  173,333   74,150  10,000 shs       10,693
 Technology                  1991  156,157   30,100         -0-

Charles P. Riley, Jr.......  1993 $166,000 $ 11,950         -0-      $ 8,373
 Vice President--            1992  159,500   59,400   4,300 shs        9,892
 Administration and          1991  152,000   24,300         -0-
 Regulatory Affairs

Mark S. Barg...............  1993 $157,500 $ 18,250         -0-      $ 7,481
 Vice President--            1992  150,000   50,150   4,300 shs        8,926
 Logistics                   1991  142,500   18,800         -0-

Charles W. Given...........  1993 $153,333 $ 38,950         -0-      $ 7,561
 Vice President and General  1992  131,300   27,250   8,600 shs        8,070
 Manager                     1991  107,455   26,550         -0-
 Surfactants

- - --------
(1) Represents awards under the Company's Employee Stock Ownership Plan and amounts under the Company's Profit Sharing Plan. Such amounts, respectively, were as follows for 1993: Mr. Stepan: $5,583 and $6,647; Mr.
    Hartlage: $4,059 and $5,242; Mr. Riley: $3,694 and $4,679; Mr. Barg: $3,042
    and $4,439; and Mr. Given: $3,239 and $4,322.

  The following table provides information concerning exercises during 1993 of stock options and as to option values at year-end. All options are presently exercisable.

1993 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                     VALUE OF
                                                       NUMBER OF    UNEXERCISED
                                  SHARES              UNEXERCISED  IN-THE-MONEY
                                 ACQUIRED    VALUE    OPTIONS AT    OPTIONS AT
NAME                            ON EXERCISE REALIZED 1993 YEAR-END 1993 YEAR-END
- - ----                            ----------- -------- ------------- -------------
F. Quinn Stepan................    0 shs      $ 0     160,620 shs   $1,266,517
James A. Hartlage..............    0          $ 0      16,800       $   62,806
Charles P. Riley, Jr...........    0          $ 0       8,000       $   26,256
Mark S. Barg...................    0          $ 0      11,500       $   20,350
Charles W. Given...............    0          $ 0      14,450       $   76,498

DIRECTORS' FEES

  Directors who are not also Officers of the Company are currently being paid an annual Director's fee of $28,000 plus $800 for attendance at each Board of Directors meeting, Audit Committee meeting and Compensation Committee meeting. No such fees are paid to Directors who are also Officers of the Company. Under the Company's 1965 Directors' Deferred Compensation Plan, the Company has entered into agreements with certain of its non-employee Directors under which a Director, at his election, may defer receipt of his Director's fees and such deferred fees are (i) used to purchase shares of the Company's Common

Stock and such shares and future distributions thereon are deposited in the Director's account, (ii) credited to the Stepan Company Deferred Income Account, (iii) used to purchase shares of selected publicly-traded mutual funds or (iv) divided equally between the purchase of shares of the Company's Common Stock, the Stepan Company Deferred Income Account and shares of selected publicly traded mutual funds. Funds in the Stepan Company Deferred Income Account may not be used to purchase shares of the Company's Common Stock, but earn interest at the same rate as bonds with a maturity of ten years. At the election of a Director, deferred payments may be made in shares of Stepan Common Stock or cash based on the fair market value of the Director's account at distribution, which commences, depending upon the terms of the agreement with the particular Director, upon retirement as a Director or from active or professional life or at any time between ages 60 to 70, with payments being made periodically over a period of five to ten years.

  In addition, the 1992 Stock Option Plan provides for the granting of a stock option, as of the date of the annual meeting of the Company's stockholders in each of calendar years 1994, 1996, 1998 and 2000, to each non-employee Director serving as a Director of the Company on such date to purchase the number of shares of Common Stock determined by dividing the non-employee Director's annual retainer fee for the applicable year by the fair market value of a share of Common Stock on the date of the grant. The exercise price of each share of Common Stock under a stock option granted to a non-employee Director will be equal to the fair market value of a share of Common Stock on the date of the grant or, if greater, par value. The exercise price may be paid, upon exercise, in cash, in shares of Common Stock or in any combination of cash or Common Stock as the non-employee Director completes two continuous years of service as a non-employee Director following the date of the grant, or more than 10 years after the date of the grant. The 1992 Stock Option Plan sets forth restrictions upon the exercise of stock options by non-employee Directors upon termination of their service by reason of death, disability, retirement or otherwise.

  The Company has a non-qualified, non-funded retirement income plan for the benefit of the non-employee Directors. The plan provides for a benefit after ten years of service of 50 percent of the annual Director's fee at retirement plus two percent for each year served on the Board in excess of ten years with a maximum 25 years credit in excess of ten years. Benefits commence at 70 years of age.

RETIREMENT PLAN

  The Company has a non-contributory Retirement Plan (the "Retirement Plan") covering all salaried employees that provides for a maximum pension benefit equal to 50 percent of the employee's average base compensation, reduced by an amount equal to 50 percent of the employee's primary Social Security benefit at age 65, for employees with 30 years of service who retire at or after age 63. Base compensation is computed on the average base salary for the five highest consecutive earnings years during the last fifteen years prior to retirement. The amount of salary taken into account for any year is subject to certain limitations contained in the Internal Revenue Code ($150,000 in 1994, to be indexed in future years for inflation in accordance with IRS regulations, and subject to certain transition rules for prior years in which greater amounts of salary were permitted to be taken into account).

  The following table sets forth the maximum annual retirement income payable under the Retirement Plan, prior to reduction by an amount equal to 50 percent of projected age 65 Social Security benefits, at age 63 for indicated salaries and lengths of service.

                                                         YEARS OF SERVICE
                                                   -----------------------------
BASE SALARY                                          15     20     25      30
- - -----------                                        ------ ------ ------- -------
$150,000.......................................... 37,500 50,000  62,500  75,000
 175,000.......................................... 43,750 58,333  72,917  87,500
 200,000.......................................... 50,000 66,667  83,333 100,000
 225,000.......................................... 56,250 75,000  93,750 112,500
 250,000.......................................... 62,500 83,300 104,167 125,000

  The table has been prepared without regard to the limitation, described in the preceding paragraph, on salary taken into account under the Retirement Plan. The table has also been prepared without regard to the maximum benefit limitations imposed by the Internal Revenue Code. The Internal Revenue Code also imposes limitations applicable to employees who participate in more than one plan, but these limitations must be determined on an individual basis and are not reflected in the table.

  The years of credited service and the 1993 base salary (determined without regard to the limitation imposed by the Internal Revenue Code) for each of the Officers named in the cash compensation table are as follows:

                                                           YEARS OF       BASE
NAME OF INDIVIDUAL                                     CREDITED SERVICE  SALARY
- - ------------------                                     ---------------- --------
F. Quinn Stepan.......................................        32        $386,000
James A. Hartlage.....................................        16         186,000
Charles P. Riley, Jr..................................        36         166,000
Mark S. Barg..........................................         5         157,500
Charles W. Given......................................        24         153,333

                            STOCK PERFORMANCE GRAPH

  The following performance graph compares the yearly change since December 31, 1988, in cumulative return on the Common Stock of the Company on a dividend reinvested basis to the Dow Jones Chemical Industry Index and the Russell 2000 Index. The Dow Jones Chemical Industry Index is a market-capitalization weighted grouping of 22 chemical companies, including major manufacturers of both basic and specialty products. Stepan Company is not included in this Index. The Russell 2000 Index is a market-capitalization weighted grouping of 2,000 small to medium sized companies in a broad range of industries. Stepan Company was a part of the Russell 2000 Index during 1993. The graph assumes $100 was invested on December 31, 1988, and shows the cumulative total return as of each December 31 thereafter.



                             [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG STEPAN COMPANY, DOW JONES CHEMICAL INDUSTRY INDEX AND RUSSELL 2000 INDEX


                                                  DOW JONES
                                                  CHEMICAL    RUSSELL
      Measurement Period           STEPAN         INDUSTRY    20000
      (Fiscal Year Covered)        COMPANY        INDEX       INDEX
      -------------------          ----------     ---------   -------
      Measurement Pt-
      12/31/88                     $100.00        $100.00      $100.00
      FYE 12/31/89                 $ 79.78        $127.51      $116.24
      FYE 12/31/90                 $ 92.24        $116.38      $ 93.56
      FYE 12/31/91                 $118.71        $155.93      $136.65
      FYE 12/31/92                 $149.06        $170.17      $161.80
      FYE 12/31/93                 $129.04        $188.35      $192.40

                      REPORT OF THE COMPENSATION COMMITTEE

  The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of the following non-employee Directors: Messrs. Cadieux, Gavin, Grojean and P. Stepan. All issues pertaining to corporate officer compensation are submitted to the Compensation Committee for approval prior to implementation. Non-officer compensation for those reporting to the Chief Executive Officer is reviewed by the Committee as requested.

  The Company's guiding philosophy in executive compensation is that:

  (a) The base pay of executive officers should reflect job responsibilities and performance, and should be competitive internally to the like or comparable positions as well as being competitive externally to the like or comparable positions within the chemical industry. To this end, the Company uses job evaluation and measurement techniques consistent with modern industrial practice and sets pay policy in accordance with data supplied by Hay Associates, an independent compensation consulting firm, for base pay trends in the chemical industry.

    Within individual salary ranges, base salary levels for each executive officer are determined in accordance with performance standards set by Company policy, and in compliance with position in the salary range and the merit increase guidelines published annually for all salaried employees. A separate determination is made where an executive officer is promoted or assumes additional responsibilities which may result in an increase in excess of the merit increase guidelines.

    During 1993, merit increases for executive officers approximated the Company's 5% merit guideline, except in the case of four recently elected officers who were granted additional increases to position them more appropriately within their salary ranges. These adjustments averaged an additional 6%. These executives all assumed their present positions within the last eighteen to twenty-four months, and such adjustments are consistent with salary administration procedures for other salaried employees in such situations.

    The Chairman, President and Chief Executive Officer's (CEO) salary range is determined by the same process and procedures as those of other executive officers. The CEO's salary is adjusted by the Compensation Committee in accordance with the salary merit increase guideline. During 1993, the CEO's base earnings increased by 3.8% over the prior year.

  (b) The incentive pay of executive officers should be tied directly to the performance of the Company and to the performance of the individual executive against a set of individual performance targets in a given calendar year. In years where the Company performs well against its economic targets, significant performance bonuses may be earned; if targets are not achieved or exceeded, incentive bonuses are proportionately lower or may not be paid at all.

    All executive officers have a minimum of 25% of the incentive bonus based on the performance of the Company (measured in Net Income) against performance targets approved by the Compensation Committee for each calendar year period.

    In 1993, the net income results of the Company measured Below Marginal, i.e. less than $14 million, or a return of 14.1% on beginning
    Stockholder Equity, which was the minimum target for this factor of the incentive bonus as set by the Compensation Committee. As a result, no awards were made to executive officers for this factor.

    The remainder of each individual executive officer's incentive bonus is based on performance measures set by mutual agreement between the executive and the Chief Executive Officer. The average incentive award for executive officers under this part of the plan was 11%.

    The CEO's incentive compensation is determined solely by the financial results of the Company for the year. In 1993, the financial results did not meet the minimum target set by the Compensation Committee and no incentive bonus was paid to the CEO.

  (c) Executive officers receive stock option grants on a regular schedule to promote retention of proven executives, in recognition of job performance as an encouragement to advance corporate performance results which in turn enhance the likelihood of increases in the value of Common Stock.

    In even-numbered years, stock options are granted to those executives and executive officers approved by the Compensation Committee and identified as having significant impact on the financial results and economic success and well-being of the Company. The size of stock option grants is determined based on job performance and the potential of each executive or executive officer to impact the costs, sales and/or profitability of the Company and may thus contribute to the value of the Common Stock held by stockholders.

  (d) Under current levels of compensation, the Company is unlikely to be affected by the one million dollar limit set forth in Section 162(m) of the Internal Revenue Code on the deductibility of compensation for purposes of calculating federal income tax; however, the Compensation Committee intends to consider this matter if circumstances warrant.

                                          Robert D. Cadieux
                                          James J. Gavin, Jr.
                                          Thomas F. Grojean
                                          Paul H. Stepan

                                          THE COMPENSATION COMMITTEE

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  Upon the recommendation of its Audit Committee, the Board of Directors has appointed Arthur Andersen & Co. ("Andersen"), independent public accountants, auditors for the Company and its subsidiaries for the year 1994. The Board of Directors recommends to the stockholders that the appointment of Andersen as auditors for the Company and its subsidiaries be ratified. If the stockholders do not ratify the appointment of Andersen, the selection of auditors will be reconsidered by the Audit Committee and the Board of Directors. Representatives of Andersen are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from the stockholders.

                   STOCKHOLDER PROPOSALS--1995 ANNUAL MEETING

  In order for proposals from Company stockholders to be included in the Proxy Statement and Form of Proxy for the 1995 Annual Meeting in accordance with Securities and Exchange Commission rules, the Company must receive the proposals at its administrative offices at Edens Expressway and Winnetka Road, Northfield, Illinois 60093, no later than November 29, 1994.

                                 OTHER MATTERS

  In connection with any other business that may properly come before the meeting and of which the Board of Directors is not now aware, votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of a majority of the persons present and acting under the Proxy.

  In order to ensure the presence of the necessary quorum at the Annual Meeting, please mark, sign and return the enclosed Proxy card promptly in the envelope provided. No postage is required if mailed in the United States. Even though you sign and return your Proxy card, you are invited to attend the meeting. As noted on the cover, a ticket will be required for admission and a request form is enclosed.

                                          By order of the Board of Directors

                                          JEFFREY W. BARTLETT
                                               Secretary

Northfield, Illinois
March 29, 1994

P R O X Y                                                           P R O X Y
                               STEPAN COMPANY

           Annual Meeting of Stockholders to be held April 29, 1994
    This Proxy is solicited on behalf of the Company's Board of Directors

  I, the undersigned hereby appoint Jeffrey W. Bartlett and Walter J. Klein, or either of them (the "Proxies"), with full power of substitution, to represent and vote all shares that the undersigned is entitled to vote at the annual meeting of stockholders of STEPAN COMPANY on April 29, 1994, or at any adjournment thereof.

  This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1 and 2, set forth below.

  1. Election of Directors, Nominees: Robert D. Cadieux and Paul H. Stepan.

  2. Ratification of the appointment of Arthur Andersen & Co. as independent auditors for the Company for 1994.

  In their discretion the Proxies are authorized to vote on such other business as may properly come before the meeting.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

- - ------------------------------------------------------------------------------
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
- - ------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" 1 AND 2.
- - ------------------------------------------------------------------------------
                               FOR  WITHHOLD  FOR (Except withhold for Nominee
1. ELECTION OF DIRECTORS--     / /    / /     / /          written below)
   Nominees: Robert D. Cadieux
   and Paul H. Stepan                           -----------------------------

                               FOR  AGAINST  ABSTAIN
2. Ratification of independent / /    / /     / /
   auditors.

                                              Dated:_____________________, 1994

                                              (Signature(s))___________________

                                              _________________________________
                                              Please date and sign exactly as
                                              name appears hereon, Joint Owners
                                              should each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              full title as such.

ADMISSION CARD REQUEST

                                 STEPAN COMPANY
                          ANNUAL STOCKHOLDERS' MEETING
                             22 WEST FRONTAGE ROAD
                           NORTHFIELD, ILLINOIS 60093
                          APRIL 29, 1994, AT 9:00 A.M.
  Admission to Stepan Company's Stockholders' Meeting will be by Admission Card only. Seating is limited and only one admission card will be issued for each stockholder account. To obtain an Admission Card, please complete and return this form in the enclosed envelope. A sequenced and numbered Admission Card will be mailed to you. Please allow at least two weeks for receipt of the Admission Card.
  Please complete the information below:
Beneficial Owner:                       Record Owner
Shares held by

- - ---------------------------------       ----------------------------------
                                        Name
- - ----------------------------------      ----------------------------------
                                        Street
- - ----------------------------------      ----------------------------------
Class of Stock:  Common                 City/Town        State         Zip
                 Preferred

                                 STEPAN COMPANY

                          ANNUAL STOCKHOLDERS' MEETING

                             22 WEST FRONTAGE ROAD
                           NORTHFIELD, ILLINOIS 60093

                          APRIL 29, 1994, AT 9:00 A.M.

TO: INSTITUTIONS/BANKS/TRUSTS/BROKERS/DEPOSITORIES

  Seating is limited for the Annual Meeting of Stepan Company. Therefore, it is imperative that only one sequenced and numbered admission card be available to each account holder. Please notify each account holder that they must provide proof of said ownership as of March 1, 1994 (record date), in order to receive such admission card, and such proof must accompany them with the admission card to the meeting on April 29, 1994. Please allow at least two weeks for receipt of Admission Cards.

ADMISSION CARD
                                                          No.
                                                             ----------------

  This card admits one Stepan Company stockholder to the Annual Stockholders' Meeting to be held at 22 West Frontage Road, Northfield, Illinois, April 29, 1994, 9:00 a.m.